Exhibit 99.2
(Logo Omitted)
Teledyne Technologies Incorporated
12333 West Olympic Boulevard
Los Angeles, CA 90064-1021
News Release

Teledyne Names New Board
Committee Appointment
LOS ANGELES – July 27, 2005 – Teledyne Technologies Incorporated (NYSE:TDY) announced today that Michael T. Smith was named Chairman of Teledyne’s Nominating and Governance Committee. Smith is the retired Chairman and Chief Executive Officer of the former Hughes Electronics Corporation. He has been a Director of Teledyne since 2001.
Smith replaces Diane C. Creel who resigned from the Company’s Board effective July 26, 2005. Ms. Creel is the Chairwoman, President and Chief Executive Officer of Ecovation, Inc.
Teledyne Technologies is a leading provider of sophisticated electronic components, instruments and communication products, systems engineering solutions, aerospace engines and components and on-site gas and power generation systems. Teledyne Technologies has operations in the United States, the United Kingdom, Mexico and Canada. For more information, visit Teledyne Technologies’ website at www.teledyne.com.

Investor Contact:	Jason VanWees
(310) 893-1642

Media Contact:	Robyn McGowan
(310) 893-1640